As filed with the Securities and Exchange Commission on May 31, 2016

Registration No. 333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gazit-Globe Ltd.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Israel	Gazit-Globe Ltd.	None
(State or other Jurisdiction of Incorporation or Organization)	1 Hashalom Road Tel-Aviv 67892	(I.R.S. Employer Identification No.)
Israel
Tel: + 972-3-694-8000

Gazit Group Financial LLC

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Gazit Group Financial LLC
Delaware (State or other Jurisdiction of Incorporation or Organization)	1696 NE Miami Gardens Drive North Miami Beach Florida, USA 33179 Tel: (305) 947 8800	80-0913361 (I.R.S. Employer Identification No.)

(Address and telephone number of Registrant’s principal executive offices)

Gazit Group USA, Inc.

1696 NE Miami Gardens Drive

North Miami Beach, FL 33179

Tel: (305) 947-8800

(Name, address and telephone number of agent for service)

Copies to:

Phyllis G. Korff, Esq. Yossi Vebman, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Tel: (212) 735-3000 Fax: (212) 735-2000	Maya Liquornik, Adv. Jonathan M. Nathan, Adv. Meitar Liquornik Geva Leshem Tal, Law Offices 16 Abba Hillel Rd. Ramat Gan, Israel 52506 Tel: +972 3 610 3100 Fax: +972 3 610 3111

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Gazit-Globe Ltd. Ordinary Shares, NIS 1.00 par value				$0
Gazit-Globe Ltd. Preferred Shares(3)				$0
Gazit-Globe Ltd. Warrants(3)(4)				$0
Gazit-Globe Ltd. Subscription Rights(5)				$0
Gazit-Globe Ltd. Debt Securities(3)				$0
Gazit-Globe Ltd. Units(3)(6)				$0
Gazit Group Financial LLC Debt Securities				$0
Guarantees by Gazit-Globe Ltd. of Debt Securities of Gazit Group Financial LLC(7)				$0

(1)	These offered securities may be sold separately, together or as units with other offered securities. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.
(2)	In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the registration fee.
(3)	Also includes such indeterminate number of ordinary shares of the Registrant as may be issued upon exercise, conversion or exchange of these other securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.
(4)	There are being registered hereby such indeterminate number of warrants as may be issued at indeterminate prices. Such warrants may be issued together with any of the other securities registered hereby. Warrants may be exercised to purchase any of the other securities registered hereby.
(5)	Rights evidencing the right to purchase Gazit-Globe Ltd. securities.
(6)	There are being registered hereby such indeterminate number of Units as may be issued at indeterminate prices. Units may consist of any combination of the securities being registered hereby.
(7)	The guarantees will be issued by Gazit-Globe Ltd. No separate consideration will be received for any of these guarantees.

PROSPECTUS

GAZIT-GLOBE LTD.

ORDINARY SHARES

PREFERRED SHARES

WARRANTS

SUBSCRIPTION RIGHTS

DEBT SECURITIES

UNITS

GAZIT GROUP FINANCIAL LLC

DEBT SECURITIES. FULLY AND UNCONDITIONALLY GUARANTEED

BY GAZIT-GLOBE LTD.

We may offer ordinary shares, NIS 1.00 par value (which we refer to as our ordinary shares), preferred shares, warrants, subscription rights, debt securities and/or units from time to time. Our finance subsidiary, Gazit Group Financial LLC, may offer debt securities, fully and unconditionally guaranteed by us. When we decide to sell securities, we will provide specific terms of the offered securities, including the offering prices of the securities, in a supplement to this prospectus.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our ordinary shares are traded on each of the New York Stock Exchange, Tel-Aviv Stock Exchange and Toronto Stock Exchange under the symbol “GZT.”

Investing in our securities involves risks. You should consider carefully the risk factors referred to in this prospectus on page 3, in the applicable supplement to this prospectus and in the documents we incorporate by reference before investing in any securities that may be offered.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated May 31, 2016

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and our finance subsidiary filed with the United States Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under this shelf process, we and our finance subsidiary may sell, from time to time, the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we or our finance subsidiary may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before purchasing any of our securities.

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, all references to (i) ”we,” “us,” or “our,” are to Gazit-Globe Ltd. and those companies that are consolidated or jointly controlled entities in its financial statements, and (ii) ”Gazit-Globe” or the “Company” are to Gazit-Globe Ltd., not including any of its subsidiaries and affiliates and (iii) the “finance subsidiary” are to Gazit Group Financial LLC.

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GAZIT-GLOBE LTD.

Gazit-Globe Ltd. was incorporated in Israel in May 1982. The Company is a limited liability corporation, and it operates under the Israeli Companies Law 5759-1999. We believe we are one of the largest owners and operators of supermarket-anchored shopping centers in the world. Our 439 properties have a gross leasable area, or GLA, of approximately 70 million square feet and are geographically diversified across over 20 countries, including the United States, Canada, Finland, Norway, Sweden, Poland, the Czech Republic, Russia, Israel, Germany and Brazil. We, through our public and private investees, acquire, manage, develop and redevelop well-located, supermarket-anchored neighborhood and community shopping centers in urban growth markets with high barriers to entry and attractive demographic trends. Our properties are typically located in countries characterized by stable GDP growth, political and economic stability and strong credit ratings.

We issued our first prospectus on the Tel-Aviv Stock Exchange in January 1983. Our ordinary shares are currently listed on the Tel-Aviv Stock Exchange under the symbol “GZT.” In December 2011, we completed our initial offering on the New York Stock Exchange where our ordinary shares are also currently listed under the symbol “GZT.” In October 2013, we listed our ordinary shares on the Toronto Stock Exchange also under the symbol “GZT.” Our principal executive offices are located at 1 Hashalom Rd., Tel-Aviv 67892, Israel, and our telephone number is +972 3 694-8000. Our agent of service in the United States is Gazit Group USA, Inc., 1696 NE Miami Gardens Drive, North Miami Beach, FL 33179, USA, whose telephone number is (305) 947-8800.

GAZIT GROUP FINANCIAL LLC

We organized Gazit Group Financial LLC as a finance subsidiary for the purpose of issuing debt securities pursuant to this prospectus. There are no separate financial statements of the finance subsidiary in this prospectus because this entity is treated as a subsidiary of the Company for financial reporting purposes. We do not believe the financial statements would be helpful to the holders of the securities of the finance subsidiary because:

●	Gazit-Globe is a reporting company under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and owns indirectly, all of the voting interests of the finance subsidiary;

●	the finance subsidiary does not have any independent operations and does not propose to engage in any activities other than issuing securities and investing the proceeds in Gazit-Globe or its affiliates; and

●	the finance subsidiary’s obligations under the securities will be fully and unconditionally guaranteed by Gazit-Globe.

The finance subsidiary is exempt from the information reporting requirements of the Exchange Act. Gazit Group Financial LLC is a limited liability company that was formed on April 11, 2013 under the Delaware Limited Liability Company Act, as amended. Its address is 1696 NE Miami Gardens Drive, North Miami Beach, FL 33179, telephone number (305) 947-8800.

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RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

●	the information contained in or incorporated by reference into this prospectus;

●	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

●	the risks described in our Annual Report on Form 20-F for our most recent fiscal year, which is incorporated by reference into this prospectus; and

●	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and in the documents incorporated in it by reference that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. The statements we make regarding the following subject matters are forward-looking by their nature:

●	our ability to respond to new market developments;

●	our intent to penetrate further our existing markets and penetrate new markets;

●	our belief that we will have sufficient access to capital;

●	our belief that we will have viable financing and refinancing alternatives that will not materially adversely impact our expected financial results;

●	our belief that continuing to develop high-profile properties will drive growth, increase cash flows and profitability;

●	our belief that repositioning of our properties and our active management will improve our occupancy rates and rental income, lower our costs and increase our cash flows;

●	our plans to invest in developing and redeveloping real estate, in investing in the acquisition of additional properties, portfolios or other real estate companies;

●	our ability to use our successful business model, together with our global presence and corporate structure, to leverage our flexibility to invest in multiple regions in the same asset type to maximize shareholder value;

●	our ability to acquire additional properties or portfolios;

●	our plans to continue to expand our international presence;

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●	our expectations that our business approach, combined with the geographic diversity of our current properties and our conservative approach to risk, characterized by the types of properties and markets in which we invest, will provide accretive and/or sustainable long-term returns;

●	our expectations regarding our future tenant mix;

●	our intended use of proceeds of any offering; and

●	other matters discussed under Item 3—Key Information—Risk Factors in our Annual Report on Form 20-F for our most recent fiscal year.

The forward-looking statements contained in this prospectus reflect our views as of the date of this prospectus about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements and to consider carefully these, as well as any other specific factors discussed with each forward-looking statement in this prospectus, any prospectus supplement, and documents incorporated herein and therein by reference and as may be disclosed in our future filings with the SEC.

All of the forward-looking statements we have included in this prospectus are based on information available to us on the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by Gazit-Globe or the finance subsidiary pursuant to this prospectus will be used for general corporate purposes. General corporate purposes may include repayment of outstanding indebtedness, investment in our public and private subsidiaries and the acquisition of, or investment in, companies or properties in our business or that complement our activities.

RATIO OF EARNINGS TO FIXED CHARGES

The Company’s ratio of earnings to fixed charges for each of the periods indicated is set forth below. We have derived the ratios of earnings to fixed charges from our historical consolidated financial statements. The ratios should be read in conjunction with our consolidated financial statements, including the notes thereto, and the other financial information included or incorporated by reference herein.

	Three Months Ended March 31,	Year Ended December 31,
	2016	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	2.0	2.2	1.8	2.1	2.4	2.0

We have computed the ratios of earnings to fixed charges set forth above by dividing earnings by fixed charges. For the purpose of computing the ratio of earnings to fixed charges, earnings were calculated using pre-tax income (loss) from continuing operations, adjusted to exclude earnings of equity accounted investees, adding fixed charges, distributed income from equity-accounted investees and amortizations of capitalized interest and subtracting interest capitalized. Fixed charges consist of interest expensed and capitalized, plus amortization of premiums, discounts and issue costs related to indebtedness and estimated interest component of rent expense. To date, we have not issued preferred stock or paid or declared any preferred stock dividends.

The ratio of earnings to fixed charges is a ratio that we are required to present in this prospectus in accordance with SEC rules and regulations. This ratio is different from the ratios that we are required to maintain under our credit facilities and may not be a ratio used by investors to evaluate our overall operating performance. In addition, for the purpose of computing the ratio of earnings to fixed charges, earnings (as defined above) are based on our pre-tax income (loss) from continuing operations in our consolidated financial statements, which are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. As such, the earnings typically include non-cash revaluation gains or losses with respect to measuring investment properties and certain financial instruments, including financial derivatives, in the financial statements at their fair values. Accordingly, earnings (as defined above) do not represent recurring earnings and do not necessarily represent our net cash flows generated by current operations.

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PRICE RANGE OF ORDINARY SHARES

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ordinary shares on the TASE in NIS and U.S. dollars. The prices expressed in U.S. dollars reflect transactions of NIS amounts based on the representative exchange rate last reported by the Bank of Israel on December 31, 2015.

	NIS		U.S.$
	Price Per Ordinary Share		Price Per Ordinary Share
	High	Low	High	Low
Annual:
2015	52.53	34.42	13.46	8.82
2014	48.10	43.60	12.33	11.17
2013	51.58	43.87	13.22	11.24
2012	48.50	35.60	12.43	9.12
2011	47.40	31.39	12.15	8.04
Quarterly:
First Quarter 2016	35.89	28.07	9.20	7.19
Fourth Quarter 2015	43.39	34.42	11.12	8.82
Third Quarter 2015	45.47	39.30	11.65	10.07
Second Quarter 2015	52.30	44.20	13.40	11.33
First Quarter 2015	52.53	45.83	13.46	11.75
Fourth Quarter 2014	46.90	44.17	12.02	11.32
Third Quarter 2014	47.54	44.32	12.18	11.36
Second Quarter 2014	48.10	43.76	12.33	11.21
First Quarter 2014	46.29	43.60	11.86	11.17
Most Recent Six Months(1):
April 2016	36.00	32.85	9.23	8.42
March 2016	34.91	30.70	8.95	7.87
February 2016	30.81	28.07	7.90	7.19
January 2016	35.89	30.30	9.20	7.77
December 2015	40.59	34.42	10.40	8.82
November 2015	42.31	38.99	10.84	9.99

(1)	For the month through May 30, 2016, the high was NIS 35.10 (U.S.$9.00) and the low was NIS 33.46 (U.S.$8.58).

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ordinary shares on the New York Stock Exchange in U.S. dollars.

	U.S.$
	Price Per Ordinary Share
	High	Low
Annual:
2015	13.36	8.95
2014	13.81	11.29
2013	14.24	12.05
2012	13.18	9.00
2011 (beginning December 14, 2011)	9.75	8.83
Quarterly:
First Quarter 2016	9.25	7.20
Fourth Quarter 2015	11.18	8.95
Third Quarter 2015	12.04	9.95
Second Quarter 2015	13.36	11.67
First Quarter 2015	13.31	11.48
Fourth Quarter 2014	12.60	11.29
Third Quarter 2014	13.79	12.42
Second Quarter 2014	13.81	12.54
First Quarter 2014	13.27	12.23
Most Recent Six Months(1):
April 2016	9.60	8.58
March 2016	9.17	7.75
February 2016	7.82	7.20
January 2016	9.25	7.61
December 2015	10.52	8.95
November 2015	10.90	9.91

(1)	For the month through May 30, 2016, the high was U.S.$9.26 and the low was U.S.$8.79.

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The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ordinary shares on the Toronto Stock Exchange in Canadian dollars and U.S. dollars. The prices expressed in U.S. dollars reflect translations of Canadian dollar amounts based on the representative exchange rate last reported by the Bank of Canada on December 31, 2015.

	C$		U.S.$
	Price Per Ordinary Share		Price Per Ordinary Share
	High	Low	High	Low
Annual:
2015	16.53	12.35	11.92	8.91
2014	14.98	12.86	10.80	9.27
2013 (beginning October 16, 2013)	14.55	13.50	10.49	9.74
Quarterly:
First Quarter 2016	12.93	9.79	9.33	7.06
Fourth Quarter 2015	14.76	12.35	10.64	8.91
Third Quarter 2015	15.56	12.72	11.22	9.17
Second Quarter 2015	16.52	14.56	11.91	10.50
First Quarter 2015	16.53	13.40	11.92	9.66
Fourth Quarter 2014	14.22	12.86	10.26	9.27
Third Quarter 2014	14.75	13.63	10.64	9.83
Second Quarter 2014	14.98	13.74	10.80	9.91
First Quarter 2014	14.69	13.75	10.59	9.92
Most Recent Six Months(1):
April 2016	11.64	8.39	11.64	8.39
March 2016	12.25	10.44	8.83	7.53
February 2016	11.10	9.79	8.01	7.06
January 2016	12.93	11.10	9.33	8.01
December 2015	14.00	12.35	10.10	8.91
November 2015	14.03	13.33	10.12	9.61

(1)	For the month through May 30, 2016, the high was C$11.64 (U.S.$8.39) and the low was C$11.06 (U.S.$7.98).

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DESCRIPTION OF ORDINARY SHARES

Share Capital

Our authorized share capital consists of 500,000,000 ordinary shares, par value NIS 1.00 per share, of which 196,532,315 shares are issued and outstanding as of the date of this prospectus (of which 1,046,993 shares are held in treasury by us).

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights. Under the Israeli Securities Law, 1968, as amended, and regulations promulgated by the TASE, a company whose shares are traded on the TASE may not have more than one class of shares except for preferred shares (which shall bear dividend preference and shall not have any voting rights), and all outstanding shares must be validly issued and fully paid. All outstanding shares must be registered for trading on the TASE.

Our board of directors may determine the issue prices and terms for such shares or other securities, and may further determine any other provision relating to such issue of shares or securities. We may also issue and redeem redeemable securities on such terms and in such manner as our board of directors shall determine. Our board of directors may not make calls or assessments on our ordinary shares.

Registration Number and Purposes of the Company

Our number with the Israeli Registrar of Companies is 520033234. Our memorandum of association provides that our purpose includes any lawful purpose.

Transfer of Shares

Our ordinary shares that are fully paid for are issued in registered form and may be freely transferred under our articles of association unless the transfer is restricted or prohibited by applicable law or the rules of a stock exchange on which the shares are traded. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, enemies of the State of Israel.

Shareholder Meetings

Under the Israeli Companies Law, 1999, as amended, or the Israeli Companies Law, we are required to convene an annual general meeting of our shareholders at least once every calendar year and not more than 15 months following the preceding annual general meeting on such date and at such place as may be designated by our board of directors. All meetings other than the annual general meeting of shareholders are referred to as special general meetings of shareholders. Our board of directors may convene a special general meeting as it deems fit and, in addition, our board is required to convene a special general meeting upon demand of any two directors or one quarter of the members of our board of directors or upon the demand of one or more holders, in the aggregate, of either (a) 5% or more of our outstanding share capital and 1% of our voting power or (b) 5% or more of our voting power.

Quorum

The quorum required for a general meeting consists of at least two shareholders present in person or represented by proxy, who hold or represent in the aggregate at least 35% of the voting power in our company. A meeting adjourned for lack of a quorum generally shall be adjourned to the same day in the following week at the same time and place. If at the adjourned meeting a quorum is not present within half an hour of the time designated, then a quorum shall be deemed present if at least two shareholders are present in person or represented by proxy, who hold or represent in the aggregate at least 30% of the voting power in our company.

Resolutions

An ordinary resolution of a general meeting is deemed adopted if it is approved by the holders of more than 50% of the voting rights represented at the meeting, in person or by proxy and voting on the resolution. A special resolution of a general meeting is deemed adopted if it is approved by the holders of at least 75% of the voting rights represented at the meeting, in person or by proxy and voting on the resolution.

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Provisions in Our Articles of Association Requiring a Supermajority Shareholder Vote

Besides requiring a 75% supermajority for adoption of a special resolution (as described above), our articles of association also require approval by a supermajority shareholder vote for certain other matters. Each of an amendment to any provision of the articles (other than to increase the authorized share capital), and the approval of a merger of our company, requires the approval of 60% of the ordinary shares represented at a general meeting, by person or by proxy, and voting on a resolution.

Voting

Our articles of association provide that every shareholder present in person or by proxy shall have one vote per ordinary share held by such shareholder eligible to vote.

Election of Directors

Under our articles of association (as amended in April 2016), beginning with our 2016 annual general meeting, the terms of service for which all directors, other than the external directors, shall be elected, shall be for one year periods (until the next annual general meeting).

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Access to Corporate Records

Under the Israeli Companies Law, all of our shareholders generally have the right to review minutes of our general meetings, our shareholder register, our articles of association and any document we are required by law to publicly file. Any shareholder who specifies the purpose of his or her request may request to review any document in our possession that relates to any action or transaction with a related party that requires shareholder approval under the Israeli Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a trade secret or a patent, or that the disclosure of the document may otherwise harm or prejudice our interests.

Changes in Capital

Our memorandum of association provides that an increase in our authorized share capital must be approved by a majority of the voting rights represented at a general meeting and voting on such change in the capital, in person or by proxy, consistent with the terms of our articles of association, which provide for approval by a majority. Our articles of association enable us to increase or reduce our authorized share capital. Any such change must be approved by a majority of the voting rights represented at a general meeting and voting on such change in the capital, in person or by proxy. Unless otherwise resolved in such resolution approving the increase of our authorized share capital, new shares shall be subject to the same provisions as are applicable to our ordinary shares.

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Acquisitions Under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company and who could as a result hold over 90% of the target company’s voting rights or of the target company’s issued and outstanding share capital (or of a class thereof), is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law.

Special Tender Offer

The Israeli Companies Law provides that an acquisition of shares of a public Israeli company must be made by means of a special tender offer if as a result of the acquisition the purchaser could become a holder of 25% or more of the voting rights in the company, unless one of the exemptions in the Israeli Companies Law is met. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser could become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, unless one of the exemptions in the Israeli Companies Law is met.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding controlling shareholders and any person having a personal interest in the acceptance of the tender offer).

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, a majority of each party’s shares voted on the proposed merger at a general meeting called with at least 35 days’ prior notice. Notwithstanding the above, our articles of association provide that the approvals of board members constituting 75% of the members of the board eligible to vote and holders of 60% of our ordinary shares present and eligible to vote at a general meeting are required to approve a merger.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of the other party, vote against the merger. If the transaction would have been approved but for the separate approval of each class of shares or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the financial valuation of the entities being merged and the consideration offered to the shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. In addition, a merger may not be completed unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, LLC.

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DESCRIPTION OF PREFERRED SHARES

Our articles of association authorize our board of directors to establish, subject to shareholders approval via special resolution, one or more series of preferred shares and to determine, subject to shareholders approval via special resolution (except where otherwise indicated below), with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares in the series, which our board of directors may, except where otherwise provided in the preferred shares designation, increase or decrease, but not below the number of shares then outstanding;

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

●	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

●	restrictions on the issuance of shares of the same series or of any other class or series; and

●	the voting rights, if any, of the holders of the series.

The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement.

As of the date of this prospectus, the Company’s articles of association do not allow for the issuance of preferred shares.

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DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase any of our securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or a trust company as warrant agent. Any such warrant agent would act solely as our agent and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the designation and terms of the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the number or principal amount of securities that may be purchased upon exercise of warrants (including, if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time) and the price at which such securities may be purchased upon exercise;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	terms, procedures and limitations relating to the exchange and exercise of such warrants; and

●	any other material terms of the warrants.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

We may issue subscription rights to purchase any of our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person purchasing or receiving the subscription rights in such offering. In connection with any offering of such subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

We may enter into a subscription rights agent agreement with a bank or trust company, as rights agent. Any such subscription rights agent would act solely as our agent in connection with the certificates relating to the subscription rights and will not assume any obligation or relationship of agency or trust with any holders of subscription rights certificates or beneficial owners of subscription rights. A copy of the subscription rights certificates relating to each series of rights will be filed with the SEC. The prospectus supplement relating to a particular offering of subscription rights will describe the terms of the subscription rights, including, among other things, the following:

●	the date of determining the shareholders entitled to the subscription rights distribution;

●	the number of subscription rights issued or to be issued;

●	the exercise price payable for each security upon the exercise of the subscription rights;

●	the number and terms of the securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	if applicable, a discussion of the material Israeli and United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the holder’s ability to exercise the subscription rights shall commence and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such subscription rights; and

●	any other terms of the subscription rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the subscription rights.

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DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We or our finance subsidiary may elect to offer debt securities from time to time in one or more series, under an indenture to be dated as of a date on or prior to our or our finance subsidiary’s initial issuance of the debt securities. The debt securities we may offer may be convertible into ordinary shares or other securities. Gazit-Globe’s senior debt securities would be issued under a senior indenture, between Gazit-Globe and Wells Fargo Bank, National Association, as trustee. Gazit-Globe’s subordinated debt securities would be issued under a subordinated indenture, between Gazit-Globe and Wells Fargo Bank, National Association, as trustee. The finance subsidiary’s senior debt securities would be issued under a senior indenture among the finance subsidiary, Gazit-Globe, as guarantor, and Wells Fargo Bank, National Association, as trustee. The finance subsidiary’s subordinated debt securities would be issued under a subordinated indenture among the finance subsidiary, Gazit-Globe, as guarantor, and Wells Fargo Bank, National Association, as trustee. The senior or subordinated indentures, a form of each of which is included as an exhibit to the registration statement of which this prospectus is a part, will be executed at the time we issue any debt securities. Any supplemental indentures will be filed with the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

All of the indentures are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture.” All senior indentures are sometimes referred to in this prospectus collectively as the “senior indentures” and each individually, as a “senior indenture.” All subordinated indentures are sometimes referred to in this prospectus collectively as the “subordinated indentures” and each, individually, as a “subordinated indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act.

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information on some of the terms and provisions of the indentures, including definitions of some of the terms used below, and the debt securities. The senior indentures and the subordinated indentures are substantially identical to one another, except for specific provisions relating to subordination contained in the subordinated indentures.

General

The provisions of the indentures do not limit the aggregate principal amount of debt securities which may be issued thereunder. Unless otherwise provided in a prospectus supplement, the senior debt securities will be the issuer’s direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of the issuer’s other unsecured and unsubordinated debt. The subordinated debt securities will be the issuer’s unsecured obligations, subordinated in right of payment to the prior payment in full of all of the issuer’s senior indebtedness with respect to such series, as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement. The senior debt securities and/or the senior subordinated debt securities we may offer may be convertible into ordinary shares or other securities if specified in the applicable prospectus supplement.

Payments

The issuer may issue debt securities from time to time in one or more series. The provisions of the indentures allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities may be denominated and payable in U.S. dollars or other currencies. The issuer may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

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Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, any offered debt securities:

●	the specific designation;

●	any limit on the aggregate principal amount of the debt securities, their purchase price and denomination;

●	the currency in which the debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

●	the date of maturity;

●	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

●	the interest payment dates, if any;

●	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

●	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

●	whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

●	whether we will issue the debt securities in definitive form and under what terms and conditions;

●	the terms on which holders of the debt securities may convert or exchange these securities into or for ordinary shares or other securities, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

●	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

●	any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

●	whether and under what circumstances the issuer will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

●	any material Israeli and United States federal income tax consequences, including, but not limited to:

●	tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

●	tax considerations applicable to any debt securities denominated and payable in non-United States currencies;

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●	whether certain payments on the debt securities will be guaranteed under a financial insurance guarantee policy and the terms of that guarantee;

●	whether the debt securities will be secured;

●	any applicable selling restrictions; and

●	any other specific terms of the debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations.

Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to income tax, accounting, and other special considerations applicable to original issue discount securities.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement (see “Form of Debt Security” below). We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the applicable indenture or the supplemental indenture or issuer order under which that series of debt securities is issued. Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Events of Default

Each indenture provides holders of debt securities with remedies if the issuer and/or guarantor, as the case may be, fails to perform specific obligations, such as making payments on the debt securities, or if the issuer and/or guarantor, as the case may be, becomes bankrupt. Holders should review these provisions and understand which actions trigger an event of default and which actions do not. Each indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default is defined under the indentures, with respect to any series of debt securities issued under that indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as an event of default, having occurred and be continuing:

●	default is made in the payment of premium or principal in respect of the securities;

●	default is made for more than 30 days in the payment of interest in respect of the securities;

●	the issuer and/or guarantor, as the case may be, fails to perform or observe any of its other obligations under the securities and this failure has continued for the period of 60 days next following the service on us of notice requiring the same to be remedied;

●	issuer’s and/or guarantor’s bankruptcy, insolvency or reorganization under any applicable bankruptcy, insolvency or insolvency related reorganization law;

●	an order is made or an effective resolution is passed for the winding up or liquidation of the issuer and/or guarantor;

●	or any other event of default provided in the supplemental indenture, if any, under which that series of debt securities is issued.

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Acceleration of Debt Securities Upon an Event of Default

Each indenture provides that, unless otherwise set forth in a supplemental indenture:

●	if an event of default occurs due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of the issuer and/or guarantor, as the case may be, applicable to that series of debt securities but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the issuer and guarantor, as the case may be, may declare the principal of and accrued interest on the debt securities of such affected series (but not any other debt securities issued under that indenture) to be due and payable immediately;

●	if an event of default occurs due to specified events of bankruptcy, insolvency or reorganization of the issuer and/or guarantor, as the case may be, the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately; and

●	if an event of default due to a default in the performance of any other of the covenants or agreements in the indenture applicable to all outstanding debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the indenture for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, voting as one class, by notice in writing to the issuer and/or guarantor, as the case may be, may declare the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any and all events of default under each indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration or waive past defaults of the debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf

Each indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, each indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified to its satisfaction by the holders of debt securities issued under the indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder

Each indenture provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

●	the holder must have previously given written notice to the trustee of the continuing default;

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●	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have:

●	requested the trustee to institute that action; and

●	offered the trustee indemnity satisfactory to it;

●	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

●	the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Each indenture contains a covenant that the issuer and guarantor, if applicable, will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

The issuer has the ability to eliminate most or all of its obligations on any series of debt securities prior to maturity if it complies with the following provisions:

Discharge of Indenture. The issuer may discharge all of its obligations, other than as to transfers and exchanges, under the applicable indenture after it has:

●	paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

●	delivered to the trustee for cancellation all of the outstanding debt securities; or

●	irrevocably deposited with the trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the applicable indenture relating only to that series of debt securities.

Defeasance of a Series of Securities at Any Time. The issuer may also discharge all of its obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance in this prospectus. The issuer may be released with respect to any outstanding series of debt securities from the obligations imposed by certain covenants and elect not to comply with those covenants without creating an event of default. Discharge under those procedures is called covenant defeasance.

Defeasance or covenant defeasance may be effected only if, among other things:

●	the issuer irrevocably deposits with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

●	the issuer delivers to the trustee an opinion of counsel to the effect that:

●	the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance;

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●	the defeasance or covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; and

●	in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture

Modification without Consent of Holders. The issuer and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to:

●	secure any debt securities;

●	evidence the assumption by a successor corporation of our obligations;

●	add covenants for the protection of the holders of debt securities;

●	cure any ambiguity or correct any inconsistency;

●	establish the forms or terms of debt securities of any series; or

●	evidence the acceptance of appointment by a successor trustee.

Modification with Consent of Holders. The issuer and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, the issuer and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

●	extend the final maturity of the security;

●	reduce the principal amount;

●	reduce the rate or extend the time of payment of interest;

●	reduce any amount payable on redemption;

●	change the currency in which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

●	modify or amend the provisions for conversion of any currency into another currency;

●	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

●	alter the terms on which holders of the debt securities may convert or exchange debt securities for ordinary shares or other securities, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

●	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

●	reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture.

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Form of Debt Security

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either:

●	in registered form, where the issuer’s obligation runs to the holder of the security named on the face of the security; or

●	in bearer form, where the issuer’s obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. The issuer may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the issuer, the guarantor, if applicable, the trustee or any other agent of the issuer, guarantor or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the issuer may, at any time and in its sole discretion, decide not to have any of the securities represented by one or more registered global securities. If the issuer makes that decision, it will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, societe anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Guarantees

Gazit-Globe will fully and unconditionally guarantee payment in full to the holders of any debt securities issued by the finance subsidiary pursuant to this prospectus. The guarantee is set forth in, and forms part of, the finance subsidiary indenture under which the debt securities will be issued. If, for any reason, the issuer does not make any required payment in respect of its debt securities when due, the guarantor will cause the payment to be made to or to the order of the trustee. The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indentures, and on a subordinated basis to the extent the guaranteed debt securities are issued under the subordinated indentures. The extent to which the guarantee is subordinated to other indebtedness of the guarantor will be substantially the same as the extent to which the subordinated debt issued by the issuer is subordinated to the other indebtedness of the issuer as described below under “—Subordination of the Subordinated Debt Securities.” The holder of the guaranteed security may sue the guarantor to enforce its rights under the guarantee without first suing any other person or entity.

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Subordination of the Subordinated Debt Securities

Subordinated debt securities issued will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness of the issuer, whether outstanding at the date of the subordinated indenture or incurred after that date. In the event of:

●	any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the issuer or to its creditors, as such, or to its assets; or

●	any voluntary or involuntary liquidation, dissolution or other winding up of the issuer, whether or not involving insolvency or bankruptcy; or

●	any assignment for the benefit of creditors or any other marshalling of the issuer’s assets and liabilities,

then the holders of senior indebtedness of the issuer will be entitled to receive payment in full of all amounts due or to become due on or in respect of all of its senior indebtedness, or provision will be made for the payment in cash, before the holders of subordinated debt securities of the issuer are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities. The holders senior indebtedness of the issuer will be entitled to receive, for application to the payment of the senior indebtedness, any payment or distribution of any kind or character, whether in cash, property or securities, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the issuer being subordinated to the payment of its subordinated debt securities. This payment may be payable or deliverable in respect of its subordinated debt securities in any case, proceeding, dissolution, liquidation or other winding up event.

By reason of subordination, in the event of the liquidation or insolvency of the issuer, holders of senior indebtedness of the issuer and holders of the issuer’s other obligations that are not subordinated to its senior indebtedness may recover more ratably than the holders of subordinated debt securities of the issuer.

Subject to the payment in full of all of senior indebtedness of the issuer, the rights of the holders of subordinated debt securities of the issuer will be subrogated to the rights of the holders of its senior indebtedness to receive payments or distributions of cash, property or securities of the issuer applicable to its senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, its subordinated debt securities have been paid in full.

No payment of principal, including redemption and sinking fund payments, of, or any premium or interest on, or any additional amounts with respect to subordinated debt securities of the issuer, or payments to acquire these securities, other than pursuant to their conversion, may be made:

●	if any of senior indebtedness of the issuer is not paid when due and any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

●	if the maturity of any of senior indebtedness of the issuer has been accelerated because of a default.

The subordinated indentures do not limit or prohibit the issuer from incurring additional senior indebtedness, which may include indebtedness that is senior to its subordinated debt securities, but subordinate to the issuer’s other obligations.

The subordinated indentures provide that these subordination provisions, insofar as they relate to any particular issue of subordinated debt securities by the issuer, may be changed prior to the issuance. Any change would be described in the applicable prospectus supplement.

New York Law to Govern

The indentures and the debt securities will be governed by the laws of the State of New York.

Information Concerning the Trustee

The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

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DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with ordinary shares, preferred shares, warrants, subscription rights and debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of ordinary shares, preferred shares, warrants, subscription rights and debt securities, or in combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Ordinary Shares,” “Description of Preferred Shares,” “Description of Warrants,” “Description of Subscription Rights” and “Description of Debt Securities and Guarantees,” will apply to each unit and to any ordinary shares, preferred shares, warrant, subscription right or debt security included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

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TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

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LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities will be passed upon for Gazit-Globe by Meitar Liquornik Geva Leshem Tal, Law Offices. Certain other legal matters relating to United States law will be passed upon for Gazit-Globe by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of Gazit-Globe Ltd. as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 appearing in Gazit-Globe Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2015 (including the schedule of investment property information appearing therein) and the effectiveness of Gazit-Globe Ltd.’s internal control over financial reporting as of December 31, 2015 have been audited by Kost Forer Gabbay & Kasierer, an independent registered public accounting firm in Israel and a member of Ernst & Young Global, which, as to the years 2015, 2014 and 2013, are based in part on the report of KPMG Channel Islands Limited, independent public accounting firm, as set forth in their reports therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR, including the Company, which can be accessed at http://www.sec.gov. For further information pertaining to the securities offered by this prospectus and Gazit-Globe, reference is made to the registration statement.

Gazit-Globe files and furnishes reports and other information with the SEC. You may read and copy any document we furnish at the SEC’s public reference facilities and the web site of the SEC referred to above. Gazit-Globe’s file number with the SEC is 001-35378, and it began filing through EDGAR beginning on December 14, 2011.

The SEC allows us to ‘incorporate by reference’ into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and supersede the information in this prospectus. We hereby incorporate by reference the documents listed below and any future documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including any reports on Form 20-F, and any report on Form 6-K that we furnish to the SEC after the date of this prospectus (if and to the extent it states that it is incorporated by reference into this prospectus), until our offering is completed.

(a)	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed with the SEC on April 22, 2016;

(b)	Our Report on Form 6-K filed with the SEC on May 26, 2016; and

(c)	The description of our ordinary shares contained in our Registration Statement on Form 8-A under the Exchange Act, filed with the SEC on December 12, 2011 (Registration No. 001-35378).

You may request a paper copy of these filings, at no cost, by writing to or telephoning us at the following address:

Adi Jemini, Chief Financial Officer

Tel: + 972-3-694-8000

Fax: + 972-3-696-1910

E-mail: Ajemini@Gazitgroup.com

Address: 1 Hashalom Road, Tel-Aviv, Israel

These reports may also be obtained on our website at www.gazit-globe.com; however, the website address is included only as an inactive textual reference and none of the information on our website is a part of this prospectus.

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ENFORCEMENT OF CIVIL LIABILITIES

Gazit-Globe Ltd.

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and any Israeli experts named in this registration statement, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a majority of our assets and most of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or certain of our directors and officers may be difficult to collect within the United States.

We have been informed by our legal counsel in Israel, Meitar Liquornik Geva & Leshem Tal, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Gazit Group USA, Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;

●	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter was not pending in any Israeli court at the time at which the lawsuit was instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Gazit-Globe Ltd.

Under the Israeli Companies Law, a company may not exculpate a director or officer from liability for a breach of the duty of loyalty. An Israeli company may exculpate a director or officer in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association include such a provision. The company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Israeli Companies Law and the Israeli Securities Law, a company may indemnify a director or officer in respect of the following liabilities and expenses incurred for acts performed as a director or officer, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

●	a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify a director or officer with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the above-mentioned events and amount or criteria;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the director or officer (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such director or officer as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the director or officer or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the director or officer was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent.

An Israeli company may insure a director or officer against the following liabilities incurred for acts performed as a director or officer if and to the extent provided in the company’s articles of association:

●	a breach of duty of loyalty to the company, provided that the director or officer acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third party, to the extent such breach arises out of the negligent conduct of a director or officer;

●	a financial liability imposed on the director or officer for the benefit of a third party;

●	a financial liability imposed on the director or officer in favor of a third party harmed by a breach in an administrative proceeding; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the director or officer as a result of an administrative proceeding instituted against him or her.

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An Israeli company may not indemnify, exculpate or insure a director or officer against or for any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the director or officer acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising solely out of the negligent conduct of the director or officer;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine, civil fine, monetary sanction or forfeit levied against the director or officer.

Under the Israeli Companies Law, exculpation, indemnification and insurance of directors and officers must be approved by our compensation committee and our board of directors and, in respect of our directors and certain officers or under certain circumstances, by our shareholders.

Our directors and officers are currently covered by a directors’ and officers’ liability insurance policy with respect to specified claims. To date, other than with respect to the claims related to Atrium and U. Dori Group Ltd. and U. Dori Construction Ltd. as described in our Annual Report on Form 20-F that was filed with the SEC on April 22, 2016 and no claims for liability have been filed under this policy.

In addition, we have made exculpation and indemnification undertakings for the benefit of all of our directors and officers (with the exception of Mr. Katzman and Mr. Segal, in respect of which we have made an indemnification undertaking only) providing them with indemnification for liabilities or expenses incurred as a result of acts performed by them in their capacity as such. This indemnification shall extend up to 20% of our shareholders’ equity as reflected in our financial statements published prior to the payment of the indemnification amount. In the opinion of the SEC, however, indemnification of directors and office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

Gazit Group Financial LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that “subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.”

Section 10 of Gazit Group Financial LLC’s Amended and Restated Limited Liability Company Agreement provides as follows (references to the “Company” refer to Gazit Group Financial LLC and references to the “Agreement” refer to Gazit Group Financial LLC’s Amended and Restated Limited Liability Company Agreement):

(a)          Neither the Member nor any employee, Managers or other agents of the Company nor any employee, representative, agent or Affiliate of the Member (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b)          To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 10 by the Company shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.

(c)          To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 10.

(d)          A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e)          To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company in accordance with this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

(f)          The foregoing provisions of this Section 10 shall survive any termination of this Agreement.

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Item 9. Exhibits

Exhibit

Exhibit No.	Description

1.1	Form of Equity Securities Underwriting Agreement.*

1.2	Form of Debt Securities Underwriting Agreement.*

4.1	Form of Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-3 filed on April 24, 2013 (File No. 333-188107)).

4.2	Form of Preferred Share Certificate.*

4.3	Form of Gazit-Globe Ltd. Senior Debt Securities Indenture (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form F-3 filed on April 24, 2013 (File No. 333-188107)).

4.4	Form of Gazit-Globe Ltd. Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form F-3 filed on April 24, 2013 (File No. 333-188107)).

4.5	Form of Gazit Group Financial LLC Senior Debt Securities Indenture (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form F-3 filed on April 24, 2013 (File No. 333-188107)).

4.6	Form of Gazit Group Financial LLC Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form F-3 filed on April 24, 2013 (File No. 333-188107)).

4.7	Form of Warrant Agreement.*

4.8	Form of Warrant Certificate.*

4.9	Form of Subscription Rights Agreement.*

4.10	Form of Subscription Rights Certificate.*

4.11	Form of Unit Agreement. *

4.12	Form of Unit Certificate.*

5.1	Opinion of Meitar Liquornik Geva Leshem Tal (including consent).

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (including consent).

12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges.

23.1	Consent of Kost Forer Gabbay & Kasierer.

23.2	Consent of KPMG Channel Islands Limited.

23.3	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1).

23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included on signature pages).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Gazit-Globe Ltd. Senior Debt Securities Indenture.

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Gazit-Globe Ltd. Subordinated Debt Securities Indenture.

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Gazit Group Financial LLC Senior Debt Securities Indenture.

25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Gazit Group Financial LLC Subordinated Debt Securities Indenture.

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report on Form 6-K and incorporated herein by reference.

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Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)         The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tel-Aviv, State of Israel, on the 31st day of May, 2016.

GAZIT-GLOBE LTD.

By:	/s/ Rachel Lavine
Rachel Lavine
Chief Executive Officer

By:	/s/ Adi Jemini
Adi Jemini
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rachel Lavine and Adi Jemini his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto or any and all additional registration statements pursuant to Rule 462(b) of the Securities Act in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Rachel Lavine	Chief Executive Officer (principal executive officer) and Director	May 31, 2016
Rachel Lavine
/s/ Adi Jemini	Chief Financial Officer (principal financial officer)	May 31, 2016
Adi Jemini
/s/ Rami Vaisenberger	Vice President and Controller (principal accounting officer)	May 31, 2016
Rami Vaisenberger
/s/ Chaim Katzman	Chairman of the Board	May 31, 2016
Chaim Katzman
/s/ Arie Mientkavich	Director	May 31, 2016
Arie Mientkavich
/s/ Dori Segal	Director	May 31, 2016
Dori Segal

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Signature	Title	Date
/s/ Yair Orgler	Director	May 31, 2016
Yair Orgler
/s/ Haim Ben-Dor	Director	May 31, 2016
Haim Ben-Dor
/s/ Zehavit Cohen	Director	May 31, 2016
Zehavit Cohen
/s/ Noga Knaz	Director	May 31, 2016
Noga Knaz
/s/ Douglas Sesler	Director	May 31, 2016
Douglas Sesler
/s/ Ronnie Bar-On	Director	May 31, 2016
Ronnie Bar-On

AUTHORIZED UNITED STATES REPRESENTATIVE

Gazit Group USA, Inc.

By	/s/ Rachel Lavine	May 31, 2016
Name: Rachel Lavine Title: President

By	/s/ Sean Kanov
Name: Sean Kanov Title: Executive Vice President and Chief Financial Officer

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, NY, on the 31st day of May, 2016.

GAZIT GROUP FINANCIAL LLC

By:	/s/ Chaim Katzman
Chaim Katzman
President and Manager

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chaim Katzman and Sean Kanov his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto or any and all additional registration statements pursuant to Rule 462(b) of the Securities Act in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Chaim Katzman	President and Manager (principal executive officer)	May 31, 2016
Chaim Katzman
/s/ Adi Jemini	Chief Financial Officer (principal financial officer)	May 31, 2016
Adi Jemini
/s/ Sean Kanov	Controller, Secretary and Treasurer (principal accounting officer)	May 31, 2016
Sean Kanov
/s/ Dori Segal	Executive Vice President and Manager	May 31, 2016
Dori Segal
/s/ Rachel Lavine	Manager	May 31, 2016
Rachel Lavine

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INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Form of Equity Securities Underwriting Agreement.*

1.2	Form of Debt Securities Underwriting Agreement.*

4.1	Form of Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-3 filed on April 24, 2013 (File No. 333-188107)).

4.2	Form of Preferred Share Certificate.*

4.3	Form of Gazit-Globe Ltd. Senior Debt Securities Indenture (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form F-3 filed on April 24, 2013 (File No. 333-188107)).

4.4	Form of Gazit-Globe Ltd. Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form F-3 filed on April 24, 2013 (File No. 333-188107)).

4.5	Form of Gazit Group Financial LLC Senior Debt Securities Indenture (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form F-3 filed on April 24, 2013 (File No. 333-188107)).

4.6	Form of Gazit Group Financial LLC Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form F-3 filed on April 24, 2013 (File No. 333-188107)).

4.7	Form of Warrant Agreement.*

4.8	Form of Warrant Certificate.*

4.9	Form of Subscription Rights Agreement.*

4.10	Form of Subscription Rights Certificate.*

4.11	Form of Unit Agreement. *

4.12	Form of Unit Certificate.*

5.1	Opinion of Meitar Liquornik Geva Leshem Tal (including consent).

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (including consent).

12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges.

23.1	Consent of Kost Forer Gabbay & Kasierer.

23.2	Consent of KPMG Channel Islands Limited.

23.3	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1).

23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included on signature pages).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Gazit-Globe Ltd. Senior Debt Securities Indenture.

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Gazit-Globe Ltd. Subordinated Debt Securities Indenture.

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Gazit Group Financial LLC Senior Debt Securities Indenture.

25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Gazit Group Financial LLC Subordinated Debt Securities Indenture.

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report on Form 6-K and incorporated herein by reference.

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